UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

FEBRUARY 8, 2002

Date of Filing of Form 8-K

JANUARY 31, 2002

Date of Report (Date of earliest event reported)

OUTSOURCE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA	000-23147	65-0675628

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE
DELRAY BEACH, FLORIDA 33445

(Address of principal executive offices)

(561) 454-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 2. DISPOSITION OF ASSETS

     Outsource International, Inc., a Florida corporation, together with all of its operating subsidiaries (collectively, the “Company”), filed voluntary Petitions for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Central District of California (“Bankruptcy Court”), Case Nos. LA-01-28160-BB, LA-01-28173-BB, LA-01-28179-BB, LA-01-28185-BB, LA-01-28191-BB, LA-01-28197-BB and LA-01-28201-BB Jointly Administered, on June 11, 2001. Therefore, the Company retained control of its assets and operated its business as debtors in possession under the jurisdiction of the Bankruptcy Court.

     On January 8, 2002, the Bankruptcy Court issued a Sale Order approving, among other things, the sale, free and clear of liens, claims and encumbrances, of substantially all of the assets of the Company pursuant to an Asset Purchase Agreement (the “Agreement”) dated as of December 18, 2001 between the Company and Cerberus Outsource SPV LLC, a Delaware limited liability company (the “Purchaser”). A copy of the Agreement was filed as Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 27, 2001.

     On January 31, 2002, the Company completed the sale of substantially all of its assets to the Purchaser pursuant to the Agreement. The effective date of the closing of the transaction was 12:01 a.m. on January 28, 2002. The Purchaser is affiliated with Cerberus Capital Management and Ableco Finance LLC, one of the Company’s principal senior secured lenders.

     The aggregate purchase price consisted of: (a) the refinancing and assumption by Purchaser of up to $39.5 million of the outstanding indebtedness due under the Company’s Credit Facilities; and (b) the assumption of certain other specified liabilities of the Company set forth in the Agreement. The Purchaser contributed $6 million in new capital to the transaction, approximately $5.0 million of which is currently available for working capital. The Company’s available cash after giving effect to the transaction was approximately $1.1 million, net of reserves for retention payments and certain professional fees, which will be used to pay the Company’s administrative fees and to pay the Company’s creditors under the oversight and procedures of the Bankruptcy Court and the Company’s Estate Representative. No amounts will ultimately be available for distribution to the Company’s common shareholders.

     In connection with the transaction, The Company’s senior lenders, The CIT Group/Business Credit, Inc., Ableco Finance LLC, A2 Funding LP and Ableco Holding LLC, executed termination and release agreements in favor of the Company releasing it from, among other things, any liability relating to the Company’s Credit Facilities.

     The transaction was implemented through a sale under section 363 of the Bankruptcy Code, and was subject to higher and better offers as a result of a Bankruptcy Court-authorized bidding process.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

EXHIBIT NO.	DESCRIPTION

2.1*	Asset Purchase Agreement, dated as of December 18, 2001

99.1	Press Release dated February 4, 2002

*	Incorporated by reference to the Form 8-K filed by the Company with the Securities and Exchange Commission on December 27, 2001.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OUTSOURCE INTERNATIONAL, INC.

By: /s/ CAROLYN H. NOONAN

Name: Carolyn H. Noonan Title: Estate Representative

Date:	February 6, 2002

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